Exhibit 10.1

EXECUTION VERSION

CLASS A COMMON STOCK PURCHASE AGREEMENT

by and among

BOSTON OMAHA CORPORATION

And

THE PURCHASERS HERETO

Dated as of February 22, 2018

THIS CLASS A COMMON STOCK PURCHASE AGREEMENT, dated as of February 22, 2018 (this “Agreement”), is entered into by and among Boston Omaha Corporation, a Delaware corporation (the “Company”), and the Purchasers set forth on Exhibit A attached hereto.

WHEREAS, the Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and regulations promulgated thereunder by the SEC;

WHEREAS, the Company desires to issue, sell and deliver to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”);

WHEREAS, at or before the Initial Closing, the parties hereto will be executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Annex I (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the shares of Class A Common Stock, and any other securities issued or issuable with respect to any such shares of Class A Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise, under the Securities Act and applicable state securities laws;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01    Definitions. As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Purchaser Party or any of its Affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Board Observer Agreement” means that certain Board Observer Agreement of even date by and between certain Purchasers and the Company, the form of which is set forth as Annex II hereto.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of Omaha, Nebraska are authorized or required by Law to be closed.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Company.

“Closing” means the Initial Closing or the Subsequent Closing, as applicable.

“Closing Date” means the Initial Closing Date or the Subsequent Closing Date, as applicable.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Charter Documents” means the Company’s charter and bylaws, each as amended to the date of this Agreement, and shall include the Certificate of Amendment, when filed with and accepted for record by the DSS.

“DGCL” means the Delaware General Corporation Law, as amended, supplemented or restated from time to time.

“DSS” means Delaware Secretary of State, Division of Corporations.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Independent Directors” means the directors of the Company who are “independent” for purposes of applicable NASDAQ rules and who have been determined by such directors to be independent for purposes of Delaware law.

“Intellectual Property” means any of the following, as they exist anywhere in the world, whether registered or unregistered: (a) patents, patentable inventions and other patent rights; (b) trademarks, service marks, trade dress, trade names, domain names, logos and corporate names and all goodwill related thereto; (c) copyrights; (d) trade secrets, know-how, inventions, algorithms, databases, confidential business information and other proprietary information and rights; (e) computer software programs; and (f) other technology and intellectual property rights.

“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Section 1.01 of the Company Disclosure Letter, after reasonable inquiry of an officer or employee of the Company that has primary responsibility for such matter.

“Liens” means any mortgage, pledge, lien, charge, encumbrance, security interest or other restriction of any kind or nature, whether based on common law, statute or contract.

“Material Adverse Effect” means any effect, change, event or occurrence that has or would reasonably be expected to have, individually or in the aggregate, (a) a material adverse effect on the business, results of operations, assets, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (b) would prevent, materially delay or materially impede (i) the ability of the Company to consummate the Transactions on a timely basis, (ii) the ability of the Company to comply with its obligations under this Agreement or (iii) the enforceability of the Certificate of Amendment; provided, however, that, for purposes of clause (a) above, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting (1) any industry in which the Company and its Subsidiaries operate or (2) the economy, credit or financial or capital markets, in the United States, including changes in interest or exchange rates, or (B) to the extent arising out of, resulting from or attributable to (1) changes in Law or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, (2) the negotiation, execution or announcement of this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any claims or litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (3) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (4) volcanoes, tsunamis, pandemics, earthquakes, hurricanes, tornados or other natural disasters, (5) any action taken by the Company or its Subsidiaries that is required by this Agreement or with a Purchaser’s express written consent or at a Purchaser’s express written request, (6) any change resulting or arising from the identity of, or any facts or circumstances relating to, the Purchasers or any of their Affiliates, (7) any change or prospective change in the Company’s credit ratings, (8) any decline in the market price, or change in trading volume, of the capital stock of the Company or (9) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (7), (8) and (9) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (9) hereof) is a Material Adverse Effect); provided further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(1), (3) or (4) may be taken into account in determining whether there has been, or would reasonably be expected to be, individually or in the aggregate, a Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the business, results of operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, as compared to other participants in any industry in which the Company and its Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person, (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor, (iv) with respect to any Person that is an investment fund, vehicle or similar entity, the limited partners of such Person pursuant to a distribution in kind, and (v) any transferee consented to in writing by the Company, provided, that in each case, (a) the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by Section 5.02, Section 5.03, Section 5.04 and Section 5.06 and (b) the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Class A Common Stock so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Purchasers” means those Persons listed on Exhibit A.

“Purchaser Material Adverse Effect” means any effect, change, event, occurrence, state of facts, development or condition that would prevent or materially delay or impair (i) the ability of the Purchasers to consummate the Transactions on a timely basis or (ii) the ability of the Purchasers to comply with their obligations under this Agreement.

“Purchaser Parties” means the Purchasers and each Permitted Transferee of the Purchasers to whom shares of Class A Common Stock are transferred.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsequent Closing Date” means the second Business Day following the satisfaction of the conditions in Section 2.03(a).

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (a) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (b) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tax” means any and all federal, state, local or foreign taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges, together with any interest or penalty, in addition to tax or additional amount imposed by any Governmental Authority.

“Tax Return” means returns, reports, claims for refund, declarations of estimated Taxes and information statements, including any schedule or attachment thereto or any amendment thereof, with respect to Taxes filed or required to be filed with any Governmental Authority, including consolidated, combined and unitary tax returns.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Board Observer Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement and the Board Observer Agreement.

“Transactions” means the Purchase and the other transactions expressly contemplated by this Agreement and the other Transaction Documents.

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of law or otherwise), of any interest in any equity securities beneficially owned by such Person; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i)  the redemption or other acquisition of Class A Common Stock by the Company or (ii) the transfer (other than by a Purchaser or an Affiliate of a Purchaser) of any limited partnership interests or other equity interests in a Purchaser (or any direct or indirect parent entity of such Purchaser) (provided that if any transferor or transferee referred to in this clause (ii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code or any successor provision thereof.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%.”

ARTICLE II
PURCHASE AND SALE

Section 2.01    Purchase and Sale. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, at the applicable Closing, the Purchasers shall purchase and acquire from the Company at each of the Initial Closing and the Subsequent Closing, as the case may be, the number of shares of Class A Common Stock set forth in Section 2.01 of the Company Disclosure Letter, and the Company shall issue, sell and deliver to each Purchaser at each of the Initial Closing and the Subsequent Closing, the case may be, such shares of Class A Common Stock (the “Acquired Shares”) set forth opposite such Purchaser’s name in Section 2.01 of the Company Disclosure Letter, for a purchase price per Acquired Share equal to $23.30 (the “Purchase Price”). The purchase and sale of the Acquired Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

Section 2.02    Initial Closing.

(a)    On the terms of this Agreement, the initial closing of the Purchase (the “Initial Closing”) shall occur at 10:00 a.m. (New York City time) on the first Business Day after all of the conditions to the Closing set forth in Article VI of this Agreement have been satisfied or, to the extent permitted by applicable Law, waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) at the offices of Gennari Aronson, LLP, 300 First Avenue, Suite 102, Needham, Massachusetts 02494, or at such other place, time and date as shall be agreed between the Company and the Purchasers (the date on which the Initial Closing occurs, the “Initial Closing Date”).

(b)    At the Initial Closing:

(i)    the Company shall deliver to the Purchasers (1) the Acquired Shares purchased by them at the Initial Closing free and clear of all Liens, except restrictions on transfer imposed by the Securities Act and any applicable securities Laws, and (2) the Registration Rights Agreement and the Board Observer Agreement, each duly executed by the Company.

(ii)    the Purchasers shall (1) pay the Purchase Price for the Acquired Shares purchased by them at the Initial Closing to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing, and (2) deliver to the Company the Registration Rights Agreement and the Board Observer Agreement, each duly executed by the applicable Purchasers.

Section 2.03    Subsequent Closing.

(a)    The Company shall conduct one additional closing (a “Subsequent Closing”) for the issuance of Class A Common Stock to be purchased by the Purchasers at the Subsequent Closing on the second Business Day following the satisfaction of both of the following conditions: (i) the expiration or termination of all waiting periods under the HSR Act, as applicable, and (ii) the approval by the Company’s Common Stock holders of an amendment to the Company’s Certificate of Incorporation increasing the Company’s authorized shares of Common Stock to 40,000,000 shares of Common Stock and 38,838,834 shares of Class A Common Stock (the “Certificate of Amendment”).

(b)    At the Subsequent Closing:

(i)    the Company shall deliver to the Purchasers the Acquired Shares purchased by them at the Subsequent Closing free and clear of all Liens, except restrictions on transfer imposed by the Securities Act and any applicable securities Laws; and

(ii)    the Purchasers shall pay the Purchase Price for the Acquired Shares purchased by them at the Subsequent Closing to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as of the date hereof and as of the Initial Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by the Company to the Purchasers prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall only be deemed disclosure with respect to, and shall only be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information, item or matter is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available after December 31, 2017 and prior to the date hereof (the “Filed SEC Documents”), other than any risk factor disclosures in any such Filed SEC Document contained in the “Risk Factors” section or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof (it being acknowledged that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3.01, 3.02(a), 3.03, 3.05, 3.12 and 3.13):

Section 3.01    Organization; Standing.

(a)    The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware, is in good standing with the DSS and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents are included in the Filed SEC Documents.

(b)    Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than as set forth in Section 3.01(b) of the Company Disclosure Letter, all of the capital stock or comparable equity interests of each Subsidiary are owned by the Company free and clear of any and all Liens, and are validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Section 3.02    Capitalization.

(a)    The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value, of which 18,838,884 shares are designated as Class A Common Stock and 1,161,116 shares are designated as Class B Common Stock, and 1,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). At the close of business on February 21, 2018 (the “Capitalization Date”), (i) 13,307,157 shares of Class A Common Stock were issued and outstanding, (ii) 1,055,560 shares of Class B Common Stock were issued and outstanding, (iii) 105,556 shares of Class B Common Stock were reserved and available for issuance pursuant to outstanding warrants, (iv) 1,161,116 shares of Class A Common Stock were reserved for issuance upon the conversion of any shares of Class B Common Stock to Class A Common Stock, and (v) no shares of Company Preferred Stock were issued or outstanding.

(b)    Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

Section 3.03    Authority; Noncontravention.

(a)    The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by the Board and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the Transactions, other than obtaining the approval of the Company’s securityholders to approve the Certificate of Amendment. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Purchasers, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)    Neither the execution and delivery of this Agreement or the other Transaction Documents by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of (A) the Company Charter Documents or (B) the similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained prior to the Initial Closing Date and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired prior to the Initial Closing Date, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract, except, in the case of clause (i)(B) and clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.04    Governmental Approvals. Except for (a) the filing of the Certificate of Amendment with the DSS and the acceptance for record by the DSS of the Certificate of Amendment pursuant to the DGCL, (b) filings required under, and compliance with other applicable requirements of the HSR Act (as it relates to the shares to be purchased in the Subsequent Closing), (c) filings required to be made with the NASDAQ Capital Market (d) any registration statements, periodic filings and related materials to be filed with the SEC, in each case as required to be filed to comply with the terms of the Registration Rights Agreement, and (e) compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions.

Section 3.05    Company SEC Documents; Undisclosed Liabilities.

(a)    The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since January 1, 2016 (collectively, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since June 30, 2015, the Company has not been an issuer subject to Rule 144(i) under the Securities Act. Each of the material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject, and which is required to be so filed, has been filed as an exhibit to the Company SEC Documents. Except as set forth in the Company SEC Documents (including, without limitation, the Form 8-K to be filed with respect to the Transactions), none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(b)    The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c)    Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of September 30, 2017 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)    Except as disclosed in its Filed SEC Documents, the Company has established and maintains, and at all times since January 1, 2017 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) in accordance with Rule 13a-15 under the Exchange Act in all material respects. Except as disclosed in its Filed SEC Documents, neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

Section 3.06    Absence of Certain Changes. Since September 30, 2017, through the date of this Agreement (a) except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and any transaction of the type contemplated by this Agreement or other extraordinary transaction, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business and (b) there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since September 30, 2017, through the date of this Agreement, the Company has not taken any actions which, had such actions been taken after the date of this Agreement, would have required the written consent of the Purchasers pursuant to Section 5.01.

Section 3.07    Legal Proceedings. There is no pending or, to the Knowledge of the Company, threatened legal, regulatory or administrative proceeding, suit, investigation, arbitration or action (an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Class A Common Stock. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement, there is no (a) pending or, to the Knowledge of the Company, threatened Action against the Company or any of its Subsidiaries or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (“Judgments”) imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

Section 3.08    Compliance with Laws; Permits; USA PATRIOT ACT; OFAC; Sanctions; FCPA.

(a)    The Company and each of its Subsidiaries are and since January 1, 2017 have been, in compliance with all state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority (“Laws”) or Judgments, in each case, that are applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities (“Permits”) necessary for the lawful conduct of their respective businesses, except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    The Company and each of its Subsidiaries is in compliance with the applicable provisions of the USA PATRIOT Act, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, on or prior to the Closing Date, the Company has provided to the Purchasers information related to the Company and its Subsidiaries (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Purchasers and to be mutually agreed to be required under applicable U.S. “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(c)    None of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any directors or officer of the Company or any of its Subsidiaries is currently the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) U.S. State Department, the United Nations Security Council, Her Majesty’s Treasury, the European Union or relevant member states of the European Union (collectively, the “Sanctions”) and the Company and its Subsidiaries and, to the Knowledge of the Company, their respective directors, officers, employees and agents (to the extent such persons are acting for or on behalf of the Company of any of its Subsidiaries) are, and since January 1, 2017 have been, in compliance with Sanctions, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company shall not directly or indirectly use the proceeds of the Purchase Price or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person that is currently the target of any Sanctions program or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by the Sanctions, or in any manner that would result in the violation of any Sanctions applicable to any Person.

(d)    The Company and its Subsidiaries, and, to the Knowledge of the Company, their respective directors, officers, employees, and agents acting on behalf of or for the Company’s or any Subsidiary’s benefit are, and since January 1, 2017 have been, in compliance with the U.S. Foreign Corrupt Practices Act of 1977 or similar Law of a jurisdiction in which the Company or any of its Subsidiaries conduct their respective businesses and to which they are lawfully subject, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No part of the proceeds of the Purchase Price paid hereunder shall be used to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.09    Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all Intellectual Property used or held for use in the operation of the business of the Company and its Subsidiaries (the “Company Intellectual Property”) is either owned by the Company or one or more of its Subsidiaries or is used by the Company or one or more of its Subsidiaries pursuant to a valid license Contract, and (ii) the Company and its Subsidiaries have taken all necessary actions to maintain and protect each item of Company Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the conduct of the business of the Company and its Subsidiaries does not infringe or otherwise violate any Intellectual Property or other proprietary rights of any other Person, and to the Knowledge of the Company, no Person is infringing or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries.

Section 3.10    Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, (b) all Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid except for Taxes which are being contested in good faith by appropriate proceedings and which have been adequately reserved against in accordance with GAAP, (c) no examination or audit of any Tax Return relating to any Taxes of the Company or any of its Subsidiaries or with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries by any Governmental Authority is currently in progress or threatened in writing and (d) none of the Company or any of its Subsidiaries has engaged in, or has any liability or obligation with respect to, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

Section 3.11    Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries has complied since July 1, 2015 with and is in compliance with all applicable Laws relating to pollution or the protection of the environment or natural resources (“Environmental Laws”), and the Company has not received any written notice since July 1, 2015 alleging that the Company is in violation of or has liability under any Environmental Law, (b) the Company and its Subsidiaries possess and have complied since July 1, 2015 with and are in compliance with all Permits required under Environmental Laws for the operation of their respective businesses, (c) there is no Action under or pursuant to any Environmental Law or environmental Permit that is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, (d) neither the Company nor any of its Subsidiaries has become subject to any Judgment imposed by any Governmental Authority under which there are uncompleted, outstanding or unresolved obligations on the part of the Company or its Subsidiaries arising under Environmental Laws, (e) neither the Company nor any of its Subsidiaries has any liabilities or obligations arising from the Company’s or any of its Subsidiaries’ management, disposal or release of, or exposure of any Person to, any hazardous or toxic substance, or any owned or operated property or facility contaminated by any such substance and (f) neither the Company nor any of its Subsidiaries has by contract or operation of law assumed responsibility or provided an indemnity for any liability of any other Person relating to Environmental Laws.

Section 3.12    No Rights Agreement; Anti-Takeover Provisions. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Acquired Shares and the Purchasers’ ownership of the Acquired Shares.

Section 3.13    Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.14    Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.08, the sale of the shares of Class A Common Stock pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Class A Common Stock, and neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Class A Common Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Class A Common Stock under this Agreement to be integrated with other offerings by the Company.

Section 3.15    Listing and Maintenance Requirements. The Company’s Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NASDAQ Capital Market, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Company’s Class A Common Stock under the Exchange Act or delisting the Company’s Class A Common Stock from the NASDAQ Capital Market, nor has the Company received as of the date of this Agreement any notification that the SEC or the NASDAQ Capital Market is contemplating terminating such registration or listing. Assuming the NASDAQ approval described in Section 6.03(d) is obtained, the issuance and sale of the Acquired Shares hereunder does not contravene any applicable rules and regulations of the NASDAQ Capital Market, and no shareholder approval is required by any applicable rules and regulations of the NASDAQ Capital Market to consummate the Transactions.

Section 3.16    Status of Securities. As of the applicable Closing, the Acquired Shares will be, when issued, duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws and will not be subject to preemptive rights of any other stockholder of the Company, and will be free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable securities Laws.

Section 3.17    Acknowledgment Regarding Purchasers’ Purchase of Acquired Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the Transactions. The Company further acknowledges that no Purchaser is acting as a financial advisor to the Company with respect to the Transaction Documents and the Transactions. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based on the independent evaluation of the Transactions by the Company and its representatives.

Section 3.18    Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Acquired Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

Section 3.19    No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III and in any certificate or other document delivered in connection with this Agreement, neither the Company nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Class A Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Purchasers or any of their Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Purchasers acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III and in any certificate or other document delivered in connection with this Agreement, neither the Company nor any other Person makes or has made any express or implied representation or warranty to the Purchasers or any of their Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to the Purchasers or any of their Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and the Purchasers.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents and warrants to the Company, as of the date hereof and as of the applicable Closing Date for such Purchaser:

Section 4.01    Organization; Standing. Each Purchaser is the type of entity set forth on the signature pages hereto, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, as applicable, and is a U.S. Person, and each Purchaser has all requisite power and authority necessary to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.02    Authority; Noncontravention. Each Purchaser has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by each Purchaser of this Agreement and the other Transaction Documents and the consummation by such Purchaser of the Transactions have been duly authorized and approved by all necessary action on the part of such Purchaser, and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents and the consummation by each Purchaser of the Transactions. This Agreement has been duly executed and delivered by each Purchaser and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither the execution and delivery of this Agreement or the other Transaction Documents by any Purchaser, nor the consummation of the Transactions by any Purchaser, nor performance or compliance by any Purchaser with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other comparable charter or organizational documents of such Purchaser or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained prior to the applicable Closing Date and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the applicable Closing Date, (x) violate any Law or Judgment applicable to such Purchaser or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which such Purchaser or any of its Subsidiaries is a party or accelerate such Purchaser’s or any of its Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.03    Governmental Approvals. Except for filings required under, and compliance with other applicable requirements of, the HSR Act (as it relates to the shares to be purchased in the Subsequent Closing), no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by such Purchaser, the performance by such Purchaser of its obligations hereunder and thereunder and the consummation by such Purchaser of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.04    Financing. At the applicable Closing, each Purchaser acquiring shares of Class A Common Stock at such Closing will have available funds necessary to, consummate the Purchase and pay the Purchase Price for its Acquired Shares on the terms and conditions contemplated by this Agreement.

Section 4.05    Ownership of Company Stock. Except as set forth on Schedule 4.05, none of the Purchasers nor any of their respective Affiliates owns any capital stock or other securities of the Company.

Section 4.06    Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of any Purchaser or any of their respective Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by the Purchasers.

Section 4.07    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by each Purchaser and its respective Representatives, each Purchaser and its respective Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company and its Subsidiaries and their respective businesses and operations. Such Purchaser hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which such Purchaser is familiar, that each Purchaser is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to such Purchaser (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for fraud or the representations and warranties made by the Company in Article III of this Agreement and in any certificate or other document delivered in connection with this Agreement, such Purchaser will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto.

Section 4.08    Purchase for Investment. Each Purchaser acknowledges that the Acquired Shares have not been registered under the Securities Act or under any state or other applicable securities laws. Such Purchaser (a) acknowledges that it is acquiring the Acquired Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Acquired Shares, except in compliance with this Agreement and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Acquired Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (e) (1) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Acquired Shares, (2) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Acquired Shares indefinitely and (ii) a total loss in respect of such investment. Such Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Acquired Shares and to protect its own interest in connection with such investment.

Section 4.09    No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III and in any certificate or other document delivered in connection with this Agreement, such Purchaser hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to such Purchaser or any of its Representatives or any information developed by such Purchaser or any of its Representatives or (b) except in the case of fraud, will have or be subject to any liability or indemnification obligation to such Purchaser resulting from the delivery, dissemination or any other distribution to such Purchaser or any of its Representatives, or the use by such Purchaser or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to such Purchaser or any of its Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal), in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving the Company and such Purchaser. Such Purchaser, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud. Such Purchaser hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions, such Purchaser and its Affiliates and Representatives have relied on the results of their own independent investigation.

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.01    Pre-Closing Covenants. Except as required by applicable Law, Judgment or to comply with any notice from a Governmental Authority, as expressly contemplated, required or permitted by this Agreement, during the period from the date of this Agreement until the Initial Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), unless the Purchasers otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) the Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to operate their businesses in all material respects in the ordinary course and, unless the Purchasers otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not:

(a)    other than the authorization and issuance of the Class A Common Stock to the Purchasers and the consummation of the other Transactions, issue, sell or grant any shares of its capital stock, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants or options to purchase any shares of its capital stock;

(b)    redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests;

(c)    establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

(d)    split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests; or

(e)    amend (other than through the filing of a proxy statement to have its shareholders at a special meeting authorize the Certificate of Amendment subsequent to the Initial Closing but prior to the Subsequent Closing) or supplement the Company Charter Documents in a manner that would affect the Purchasers in an adverse manner either as a holder of Class A Common Stock or with respect to the rights of the Purchasers under this Agreement.

Section 5.02    Reasonable Best Efforts; Filings. Subject to the terms and conditions of this Agreement, each of the Company and the Purchasers shall cooperate with each other and use (and shall cause its Subsidiaries to use) its reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with each other in doing, all things necessary, proper or advisable to cause the conditions to Initial Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, (iii) execute and deliver any additional instruments necessary to consummate the Transactions and (iv) defend or contest in good faith any Action brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions; provided, however, that nothing in this Section 5.02 shall require the Company to agree to any Action of Divestiture. “Action of Divestiture” shall mean (i) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of capital stock or of any business, assets or properties of the Company or its Subsidiaries, (ii) the imposition of any limitation on the ability of the Company or its Subsidiaries to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses, or (iii) the imposition of any impediment on the Company or its Subsidiaries under any statute, rule, regulation, executive order, decree, order or other legal restraint governing competition, monopolies or restrictive trade practices.

Section 5.03    Public Disclosure. The Purchasers and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. The Purchasers and the Company agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form attached hereto as Annex III (the “Announcement”). Notwithstanding the forgoing, this Section 5.03 shall not apply to any press release or other public statement made by the Company or the Purchasers (a) which is consistent with the Announcement and does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Transaction Documents or the Transactions.

Section 5.04    Confidentiality. The Purchasers will, and will cause their Affiliates and their respective Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to any Purchaser, its Affiliates or its or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to (a) this Agreement, or (b) pursuant to the non-disclosure agreement, dated January 22, 2018, by and between representatives of certain of the Purchasers and the Company (the “Confidentiality Agreement”) (the information referred to in clauses (a) and (b), collectively referred to as the “Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Purchaser Parties’ investment in the Company made pursuant to this Agreement. Each Purchaser agrees, on behalf of itself and its Affiliates and its and their respective Representatives, that Confidential Information may be disclosed solely (i) to such Purchaser’s Affiliates and its and their respective Representatives on a need-to-know basis, (ii) to its stockholders, limited partners, members or other owners, as the case may be, regarding the general status of its investment in the Company (without disclosing specific confidential information), (iii) to any third-party that has entered into a confidentiality agreement with a Purchaser in form similar to the Confidentiality Agreement and (iv) in the event that such Purchaser, any of its Affiliates or any of its or their respective Representatives are requested or required by applicable Law, Judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances such Purchaser, its Affiliates and its and their respective Representatives, as the case may be, shall, to the extent legally permitted, provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure.

Section 5.05    NASDAQ Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the aggregate number of shares of Class A Common Stock issuable hereunder to be listed on the NASDAQ Capital Market.

Section 5.06    Legend.

(a) All certificates or other instruments representing the Acquired Shares will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b)    Upon request of the applicable Purchaser Party, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that the legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the legend to be removed from any certificate for any Acquired Shares to be Transferred in accordance with the terms of this Agreement. Any fees (with respect to the Company’s transfer agent, legal counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. When a legend is no longer required for the Acquired Shares, the Company will promptly, and in no case later than five (5) Business Days following the delivery by a Purchaser to the Company (with notice to the Company) of a legended certificate representing the Acquired Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), and an opinion of counsel to the extent required by this Section 5.06, deliver or cause to be delivered to such Purchaser a certificate representing the Acquired Shares are free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.06.

Section 5.07    Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Acquired Shares (a) to pay for any costs, fees and expenses incurred in connection with the Transactions and/or (b) for general corporate purposes.

Section 5.08    HSR Compliance. The Company acknowledges that the issuance and sale of the Acquired Shares to certain Purchasers may subject certain Purchasers and the Company to compliance with all applicable filing requirements and the expiration or termination of all waiting periods under the HSR Act (the “HSR Act Restrictions”). If, on or before the Subsequent Closing Termination Date, such Purchaser has notified the Company of its inability to exercise such right or comply with such obligation prior to the Subsequent Closing Termination Date because of HSR Act Restrictions, the Company shall be entitled to unilaterally extend the Subsequent Closing Termination Date to September 30, 2018. The Purchasers will continue to use their reasonable best efforts to comply with the filing requirements of the HSR Act (including its waiting periods). The Company and each Purchaser shall fully cooperate with each other in making all applicable filings under the HSR Act in a timely manner and in connection with resolving any inquiry or investigation by any antitrust authority relating to such filings; provided, however, that such Purchasers will pay all applicable filing fees.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.01    Conditions to the Obligations of the Company and the Purchasers. The respective obligations of each of the Company and the Purchasers to effect the Initial Closing and the Subsequent Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to each Closing Date of the following conditions:

(a)    no temporary or permanent Judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Law shall be in effect enjoining or otherwise prohibiting consummation of the Transactions (collectively, “Restraints”); and

(b)    with respect to the transactions contemplated by the Subsequent Closing, the waiting period (and any extension thereof) applicable to the consummation of Transactions under the HSR Act shall have expired or early termination thereof shall have been granted.

Section 6.02    Conditions to the Obligations of the Company at Initial Closing. The obligations of the Company to effect the Initial Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Initial Closing Date of the following conditions:

(a)    the representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Initial Closing Date with the same effect as though made as of the Initial Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect;

(b)    the Purchasers shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Initial Closing; and

(c)    the Company shall have received a certificate, signed on behalf of each of the Purchasers by an executive officer thereof, certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied.

Section 6.03    Conditions to the Obligations of the Purchasers at Initial Closing. The obligations of the Purchasers to effect the Initial Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Initial Closing Date of the following conditions:

(a)    the representations and warranties of the Company (i) set forth in Sections 3.01, 3.02(a), 3.03(a), 3.08, 3.09, 3.12, 3.13, 3.14, 3.15 and 3.16 shall be true and correct in all material respects as of the date hereof and as of the Initial Closing Date with the same effect as though made as of the Initial Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (ii) set forth in this Agreement, other than in Sections 3.01, 3.02(a), 3.03(a), 3.08, 3.09, 3.12, 3.13, 3.14, 3.15 and 3.16, shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the Initial Closing Date with the same effect as though made as of the date hereof and as of the Initial Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (ii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)    the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Initial Closing;

(c)    the Purchasers shall have received a certificate, signed on behalf of the Company by an executive officer thereof, certifying that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied;

(d)    The shares of Class A Common Stock sold hereunder shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance;

(e)    The Purchasers (or their counsel) shall have received a counterpart of this Agreement and each other Transaction Document signed by each of the requisite parties thereto (which may include delivery of a signed signature page of this Agreement and each other Transaction Document by facsimile or other means of electronic transmission (e.g., “pdf”));

(f)    The Purchasers shall have received a written opinion of Gennari Aronson, LLP (i) dated as of the Initial Closing Date, (ii) addressed to the Purchasers and (iii) in form and substance reasonably satisfactory to the Purchasers covering the following matters with respect to the Company: due incorporation, valid existence and good standing; due authorization, execution and delivery of this Agreement, the Registration Rights Agreement and the Board Observer Agreement; no conflict with organizational documents or applicable law; no governmental consent; the shares of Class A Common Stock are validly issued, fully paid and non-assessable; no registration; and 1940 Act compliance;

(g)    The Purchasers shall have received a certificate of the Secretary or Assistant Secretary or similar officer of the Company dated as of the Initial Closing Date and certifying and attaching:

(i)    a copy of the certificate of incorporation or other equivalent constituent and governing documents, including all amendments thereto of the Company, certified as of a recent date by the Secretary of State of the State of Delaware;

(ii)    A certificate as to the good standing of the Company as of a recent date from the Secretary of State of the State of Delaware;

(iii)    that attached thereto is a true and complete copy of the by-laws (or other equivalent constituent and governing documents) of the Company as in effect on the Initial Closing Date and at all times since a date prior to the date of the resolutions described in Section 6.03(i)(iv);

(iv)    that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of the Company authorizing the execution, delivery and performance of this Agreement and each other Transaction Document dated as of the Initial Closing Date to which the Company is a party, the sale and purchase of the Class A Common Stock hereunder, the increase in the number of directors which constitute the Company’s board of directors, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Initial Closing Date;

(v)    as to the incumbency and specimen signature of each officer executing this Agreement, any other Transaction Document or any other document delivered in connection herewith or therewith on behalf of the Company; and

(vi)    as to the absence of any pending proceeding for the dissolution or liquidation of the Company or, to the knowledge of the Company, threatening the existence of the Company.

Section 6.04    Conditions to the Obligations of the Purchasers at the Subsequent Closing. The obligations of the Purchasers to effect the Subsequent Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Subsequent Closing Date of the following conditions:

(a)    the representations and warranties of the Company (i) set forth in Sections 3.01, 3.03(a), 3.08, 3.12, 3.13, 3.14, 3.15 and 3.16 shall be true and correct in all material respects as of the date hereof and as of the Subsequent Closing Date with the same effect as though made as of the Subsequent Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(b)    the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Subsequent Closing;

(c)    the Purchasers shall have received a certificate, signed on behalf of the Company by an executive officer thereof, certifying that the conditions set forth in Section 6.04(a) and Section 6.04(b) have been satisfied;

(d)    the shares of Class A Common Stock to be sold at the Subsequent Closing Date shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance;

(e)    The Purchasers shall have received a written opinion of Gennari Aronson, LLP (i) dated as of the Subsequent Closing Date, (ii) addressed to the Purchasers and (iii) in form and substance reasonably satisfactory to the Purchasers covering the following matters with respect to the Company: due incorporation, valid existence and good standing; due authorization, execution and delivery of this Agreement, the Registration Rights Agreement and the Board Observer Agreement; no conflict with organizational documents or applicable law; no governmental consent; the shares of Class A Common Stock are validly issued, fully paid and non-assessable; no registration; and 1940 Act compliance;

(f)    The Purchasers shall have received a certificate of the Secretary or Assistant Secretary or similar officer of the Company dated as of the Subsequent Closing Date and certifying and attaching:

(i)    a copy of the certificate of incorporation or other equivalent constituent and governing documents, including all amendments thereto of the Company, certified as of a recent date by the Secretary of State of the State of Delaware;

(ii)    a certificate as to the good standing of the Company as of a recent date from the Secretary of State of the State of Delaware;

(iii)    that attached thereto is a true and complete copy of the by-laws (or other equivalent constituent and governing documents) of the Company as in effect on the Initial Closing Date and at all times since a date prior to the date of the resolutions described in Section 6.04(i)(iv);

(iv)    that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of the Company authorizing the execution, delivery and performance of this Agreement and each other Transaction Document dated as of the Initial Closing Date to which the Company is a party, the sale and purchase of the Class A Common Stock hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Initial Closing Date;

(v)    as to the incumbency and specimen signature of each officer executing this Agreement, any other Transaction Document or any other document delivered in connection herewith or therewith on behalf of the Company;

(vi)    as to the absence of any pending proceeding for the dissolution or liquidation of the Company or, to the knowledge of the Company, threatening the existence of the Company; and

(g)    all waiting period under the HSR Act shall have expired or terminated early.

Section 6.05    Conditions to the Obligations of the Company at Subsequent Closing. The obligations of the Company to effect the Subsequent Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Subsequent Closing Date of the following conditions:

(a)    the representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Subsequent Closing Date with the same effect as though made as of the Subsequent Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect;

(b)    the Purchasers shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Subsequent Closing;

(c)    the Company shall have received a certificate, signed on behalf of each of the Purchasers by an executive officer thereof, certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied;

(d)    the shareholders of the Company shall have approved the Certificate of Amendment, and the Certificate of Amendment shall have been accepted by DSS; and

(e)    all waiting period under the HSR Act shall have expired or terminated early.

ARTICLE VII
TERMINATION; SURVIVAL

Section 7.01    Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Initial Closing:

(a)    by the mutual written consent of the Company and the Purchasers;

(b)    by either the Company or the Purchasers upon written notice to the other, if the Initial Closing should not have occurred on or prior to March 15, 2018 (the “Termination Date”); provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or primarily resulted in the events specified in this Section 7.01(b);

(c)    by either the Company or the Purchasers if any Restraint enjoining or otherwise prohibiting consummation of the Transactions shall be in effect and shall have become final and nonappealable prior to the Initial Closing Date; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(c) shall have used the required efforts to cause the conditions to Initial Closing to be satisfied in accordance with Section 6.01, and Section 6.02 or 6.03, as applicable;

(d)    by the Purchasers if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) has not been waived by the Purchasers or is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Company of written notice of such breach or failure to perform from the Purchasers stating the Purchasers’ intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; or

(e)    by the Company if the Purchasers shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Purchasers of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(e) and the basis for such termination.

Section 7.02    Termination of Obligations at the Subsequent Closing. The obligations of the Company to sell and the Purchasers to Purchase the Class A Common Stock to be sold at the Subsequent Closing shall terminate at any time prior to Subsequent Closing:

(a)    by the mutual written consent of the Company and the Purchasers;

(b)    subject to the provisions of Section 5.08, by either the Company or the Purchasers upon written notice to the other, if the Subsequent Closing should not have occurred on or prior to June 30, 2018 (the “Subsequent Closing Termination Date”); provided that the right to terminate this Agreement under this Section 7.02(b) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or primarily resulted in the events specified in this Section 7.02(b);

(c)    by either the Company or the Purchasers if any Restraint enjoining or otherwise prohibiting consummation of the issuance of the Class A Common Stock contemplated at the Subsequent Closing shall be in effect and shall have become final and nonappealable prior to the Subsequent Closing Date; provided that the party seeking to terminate this Agreement pursuant to this Section 7.02(c) shall have used the required efforts to cause the conditions to Initial Closing to be satisfied in accordance with Section 6.01, Section 6.04, and Section 6.05, as applicable;

(d)    by the Purchasers if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.04(a) or Section 6.04(b) and (ii) has not been waived by the Purchasers or is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Company of written notice of such breach or failure to perform from the Purchasers stating the Purchasers’ intention to terminate this Agreement pursuant to this Section 7.02(d) and the basis for such termination; or

(e)    by the Company if the Purchasers shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) is incapable of being cured prior to the Subsequent Closing Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Subsequent Closing Termination Date) following receipt by the Purchasers of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.02(e) and the basis for such termination.

Section 7.03    Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01 or Section 7.02, as applicable, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void if terminated prior to the Initial Closing Date (other than Section 5.03, this Section 7.02 and Article VIII, all of which shall survive termination of this Agreement and the Confidentiality Agreement (which shall survive in accordance with its terms except as otherwise provided herein)), and there shall be no liability on the part of the Purchasers or the Company or their respective directors, officers and Affiliates in connection with this Agreement, except that no such termination shall relieve any party from liability for damages to another party resulting from a willful and material breach of this Agreement prior to the date of termination or from fraud; provided that, notwithstanding any other provision set forth in this Agreement, except in the case of fraud, the Company shall not have any such liability in excess of the Purchase Price for all of the Acquired Shares and each Purchaser (severally and not jointly) shall not have any liability in excess of the Purchase Price for the Acquired Shares to be purchased by such Purchaser.

Section 7.04    Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Except for the warranties and representations contained in Sections 3.01, 3.02(a), 3.03(a), 3.12, 3.13, 3.14 and 3.16 and the representations and warranties contained in Article IV, which shall survive until the sixth (6th) anniversary of the Initial Closing Date, the representations and warranties made herein shall survive for twelve (12) months following the Initial Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

ARTICLE VIII
MISCELLANEOUS

Section 8.01    Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto; provided, that no amendment or supplement by the Company shall be effective without the prior approval of a majority of the Independent Directors.

Section 8.02    Extension of Time, Waiver, Etc. The Company and the Purchasers may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions; provided, that no waiver by the Company shall be effective without the prior approval of a majority of the Independent Directors. Notwithstanding the foregoing, no failure or delay by the Company or the Purchasers in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.03    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that (a) each Purchaser or any Purchaser Party may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided that no such assignment will relieve any Purchaser of its obligations hereunder prior to the Initial Closing; provided, further, that no party hereto shall assign any of its obligations hereunder with the primary intent of avoiding, circumventing or eliminating such party’s obligations hereunder. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 8.04    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 8.05    Entire Agreement; No Third-Party Beneficiaries; No Recourse.

(a)    This Agreement, including the Company Disclosure Letter, together with the Confidentiality Agreement, the Registration Rights Agreement, and the Board Observer Agreement, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

(b)    No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchaser Parties, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 8.06    Governing Law; Jurisdiction.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b)    All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.06 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.10 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 8.07    [Reserved].

Section 8.08    [Reserved].

Section 8.09    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.09.

Section 8.10    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)    If to the Company, to it at:

Boston Omaha Corporation

1411 Harney Street, Suite 200

Omaha, Nebraska 68102

Attention: Alex B. Rozek and Adam K. Peterson

Co-Chief Executive Officers

with a copy (which shall not constitute notice) to:

Gennari Aronson, LLP

300 First Avenue, Suite 102

Needham, Massachusetts 02494

Attention: Neil H. Aronson, Esquire

(b)    If to the Purchasers at:

Boulderado BOC, LP

Attn: Boulderado Group LLC

292 Newbury Street, Suite 333

Boston, Massachusetts 02115

Email: abr@boulderadogroup.com

and

Magnolia BOC I, LP

Magnolia BOC II, LP

Attn: The Magnolia Group, LLC

1411 Harney St., Suite 200

Omaha, Nebraska 68102

Email: apeterson@the-magnolia-group.com

or such other address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof.

Section 8.11    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 8.12    Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Initial Closing shall have occurred. For clarity, the filing fees related to the Purchasers’ and the Company’s obligation to make one or more a filings under the HSR Act, if applicable, shall be borne by the Purchasers, as set forth in Section 5.08.

Section 8.13    Interpretation.

(a)    When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to the Purchasers” and words of similar import refer to documents (A) posted to a diligence website by or on behalf of the Company and made available to the Purchasers or their respective Representatives or (B) delivered in Person or electronically to the Purchasers or their respective Representatives in each case no later than one Business Day prior to the date hereof. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b)    The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BOSTON OMAHA CORPORATION

By:	/s/ Alex B. Rozek
Name: Alex B. Rozek Title: Co-Chief Executive Officer

BOULDERADO BOC, LP By: Boulderado Group, LLC, its general partner

By:	/s/ Alex B. Rozek
Name: Alex B. Rozek Title: Manager

MAGNOLIA BOC I, LP By: The Magnolia Group, LLC, its general partner

By:	/s/ Adam K. Peterson
Name: Adam K. Peterson Title: Managing Member

MAGNOLIA BOC II, LP By: The Magnolia Group, LLC, its general partner

By:	/s/ Adam K. Peterson
Name: Adam K. Peterson Title: Managing Member

[Signature Page to Class A Common Stock Purchase Agreement]

Exhibit A

BOULDERADO BOC, LP

MAGNOLIA BOC I, LP

MAGNOLIA BOC II, LP

ANNEX I

REGISTRATION RIGHTS AGREEMENT

by and among

BOSTON OMAHA CORPORATION

and

EACH OF THE PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO

Dated as of [________], 2018

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [_______], 2018, by and among Boston Omaha Corporation, a Delaware corporation (the “Company”), and each of the investors listed on the signature pages hereto (collectively, together with their respective successors and assigns, the “Purchasers” and each, a “Purchaser”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. The Purchasers and any other party that may become a party hereto pursuant to Section 4.1 are referred to collectively as the “Investors” and individually each as an “Investor”.

WHEREAS, the Company and the Purchasers are parties to the Class A Common Stock Purchase Agreement, dated as of February 22, 2018 (as amended from time to time, the “Share Purchase Agreement”), pursuant to which the Company is selling to the Purchasers, and the Purchasers are purchasing from the Company, an aggregate of up to 6,437,768 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”);

WHEREAS, as a condition to the obligations of the Company and the Purchasers under the Share Purchase Agreement, the Company and the Purchasers are entering into this Agreement for the purpose of granting certain registration and other rights to the Investors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
Resale Shelf Registration

Section 1.1    Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, if, at any point following the date that is three (3) years following the date of this Agreement, if an Investor so requests in a written notice delivered to the Company, the Company shall use its commercially reasonable efforts to file, within forty-five (45) days after the date of such written request, a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Purchasers) (the “Resale Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that may become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

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Section 1.2    Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3    Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement may be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Purchasers.

Section 1.4    Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

Section 1.5    Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):

(a)    if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any thirty (30)-day period;

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(b)    if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(c)    notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6    Underwritten Offering.

(a)    Subject to any applicable restrictions on transfer in the Share Purchase Agreement or otherwise, the Purchasers may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement, is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $50,000,000, (ii) launch an Underwritten Offering if the Holders have effected three (3) Underwritten Offerings pursuant to this Section 1.6, (iii) launch an Underwritten Offering if the Holders have effected an Underwritten Offering within the past 12 months or (iv) launch an Underwritten Offering within the period commencing fourteen (14) days prior to and ending one (1) day following the Company’s scheduled earnings release date for any fiscal quarter or year.

(b)    In the event of an Underwritten Offering, the Purchaser or Purchasers providing the Underwritten Offering Notice shall select the managing underwriter(s) to administer the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company not to be unreasonably withheld. The Company, the Purchasers and the Holders of Registrable Securities participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(c)    The Company will not include in any Underwritten Offering pursuant to this Section 1.6 any securities that are not Registrable Securities without the prior written consent of the Purchasers. If the managing underwriter or underwriters advise the Company and the Purchasers in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Holders, and (ii) second, any other securities of the Company that have been requested to be so included.

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Section 1.7    Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if a Purchaser delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall, subject to the other applicable provisions of this Agreement, amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Section 1.8    Piggyback Registration.

(a)    If the Company proposes to file a registration statement under the Securities Act with respect to an offering of securities of the Company, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing, which notice shall be given, to the extent reasonably practicable, no later than twenty (20) calendar days prior to the filing date (the “Piggyback Notice”) to the Purchasers on behalf of the Holders of Registrable Securities. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement the number of shares of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within ten (10) calendar days after the date of the Piggyback Notice but in any event not later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) one hundred eighty (180) days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such registration statement.

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(b)    If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account and (ii) second, Registrable Securities proposed to be sold by the Holders in such offering and (iii) third, the securities of selling shareholders other than the Holders that have requested to participate in such offering (even if such other selling shareholders are party to an agreement with the Company related to the registration of securities held by such shareholders), allocated pro rata among such selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder and its Affiliates (other than the Company) or in such other proportions as shall mutually be agreed to by such selling shareholders.

ARTICLE II
Additional Provisions Regarding Registration Rights

Section 2.1    Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company will:

(a)    prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b)    prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Purchasers’ indented method of distribution set forth in such registration statement for such period;

(c)    furnish to the Purchasers’ legal counsel copies of the registration statement and the prospectus included therein (including each preliminary prospectus) and any amendment or supplement thereto proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;

(d)    if requested by the managing underwriter or underwriters, if any, or the Purchasers, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Purchasers may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.1(d) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

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(e)    in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Purchasers and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Purchasers or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f)    as promptly as reasonably practicable notify the Purchasers at any time when a prospectus relating thereto is required to be delivered under the Securities Act or, as promptly as practicable, of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, as promptly as reasonably practicable prepare and file with the SEC a supplement or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or file any other required document, and furnish to the Purchasers a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g)    use commercially reasonable efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Purchasers; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdictions;

(h)    in the event that the Registrable Securities are being offered in a public offering, enter into an underwriting agreement, a placement agreement or equivalent agreement, in each case in accordance with the applicable provisions of this Agreement;

(i)    use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (ii) a “negative assurances letter”, dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (iii) a “comfort” letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

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(j)    in the event that the Registrable Securities covered by such registration statement are shares of Class A Common Stock, use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Class A Common Stock is then listed;

(k)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(l)    in connection with a customary due diligence review, make available for inspection by the Purchasers, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Purchasers or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, or (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor);

(m)    cooperate with the Purchasers and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and

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(n)     as promptly as reasonably practicable notify the Purchasers (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 2.1(f) above relating to any applicable offering cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

The Purchasers agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(f), 2.1(n)(ii) or 2.1(n)(iii), the Purchasers shall discontinue, and shall cause each Holder to discontinue, disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Purchasers are advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holders shall use commercially reasonable efforts to return to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Purchasers thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Purchasers that such Interruption Period is no longer applicable.

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Section 2.2    Suspension. (a) The Company shall be entitled, on one (1) occasion in any one-hundred eighty (180) day period, for a period of time not to exceed seventy-five (75) days in the aggregate in any twelve (12) month period, to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Purchasers a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension. The Purchasers shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 2.1(l). If the Company defers any registration of Registrable Securities in response to a Underwritten Offering Notice or requires the Purchasers or the Holders to suspend any Underwritten Offering, the Purchasers shall be entitled to withdraw such Underwritten Offering Notice and if they do so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.

Section 2.3    Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the Registrable Securities included in such registration in proportion to the number of shares for which registration was requested.

Section 2.4    Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall, and the Purchasers shall cause such Holder or Holders to, furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company or its representatives may request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a)    such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b)    during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

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(c)    such Holder or Holders shall, and they shall cause their respective Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (ii) execute, deliver and perform under any agreements and instruments requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

(d)    on receipt of any notice from the Company of the occurrence of any of the events specified in Section 2.1(f) or clauses (ii) or (iii) of Section 2.1(n), or that otherwise requires the suspension by such Holder or Holders and their respective Affiliates of the offering, sale or distribution of any of the Registrable Securities owned by such Holder or Holders, such Holders shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities owned by such Holder or Holders until the offering, sale and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 2.5    Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement;

(b)     file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)     so long as a Holder owns any Restricted Securities, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 2.6    Holdback Agreement. If, during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Class A Common Stock or otherwise informs the Purchasers that it intends to conduct such an offering utilizing an effective registration statement or pursuant to an underwritten Rule 144A and/or Regulation S offering and provides the Purchasers and each Holder the opportunity to participate in such offering in accordance with and to the extent required by Section 1.8, the Purchasers and each Holder shall, if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing underwriter or underwriters, covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until ninety (90) days from the date of such prospectus.

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ARTICLE III
Indemnification

Section 3.1    Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Person’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives in connection with such registration expressly for use in the registration statement or prospectus.

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Section 3.2    Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, jointly and severally, the Company, each of its representatives, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives in connection with such registration expressly for use in the registration statement or prospectus. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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Section 3.3    Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 3.4    Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party, on the one hand, or such Indemnified Party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount each Purchaser or any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Purchaser or Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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ARTICLE IV
Transfer and Termination of Registration Rights

Section 4.1    Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to any Investor in connection with a Transfer (as defined in the Share Purchase Agreement) of Class A Common Stock to such Person in a Transfer permitted by the Share Purchase Agreement; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such Investor agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.

Section 4.2    Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the earlier of (a) the date upon which such Holder no longer holds any Registrable Securities and (b) March 31, 2033.

ARTICLE V

Miscellaneous

Section 5.1    Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and Purchasers holding a majority of the then outstanding Registrable Securities held by all Purchasers; provided, that no amendment or supplement by the Company shall be effective without the prior written approval of a majority of the Independent Directors. “Independent Directors” means the directors of the Company who are “independent” for purposes of applicable NASDAQ rules and who have been determined by such directors to be independent for purposes of Delaware law.

Section 5.2    Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions; provided, that no waiver by the Company shall be effective without prior approval of a majority of the Independent Directors. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party; provided that the Purchasers may execute such waivers on behalf of any Investor.

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Section 5.3    Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that the Purchasers may provide any such consent on behalf of the Investors.

Section 5.4     Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.5    Entire Agreement; No Third Party Beneficiary. This Agreement, including the Transaction Documents (as defined in the Share Purchase Agreement), constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 5.6    Governing Law; Jurisdiction.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b)    All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.8 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

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Section 5.7    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.7.

Section 5.8    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)    If to the Company, to it at:

Boston Omaha Corporation

1411 Harney Street, Suite 200

Omaha, NE 68102

Attention: Co-Chief Executive Officer

Email: alex@bostonomaha.com and adam@bostonomaha.com

with a copy (which shall not constitute notice) to:

Gennari Aronson, LLP

300 First Avenue, Suite 102

Needham, MA 02494

Attention: Neil H. Aronson, Esq.

Facsimile: (781) 719-9853

Email: naronson@galawpartners.com

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(b)    If to the Purchasers at:

Boulderado BOC, LP

Attn: Boulderado Group LLC

292 Newbury Street, Suite 333

Boston, Massachusetts 02115

Email: abr@boulderadogroup.com

and

Magnolia BOC I, LP

Magnolia BOC II, LP

Attn: The Magnolia Group, LLC

1411 Harney St., Suite 200

Omaha, NE 68102

Email: apeterson@the-magnolia-group.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.9    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.10    Expenses. Except as provided in Section 2.3, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.11    Interpretation. The rules of interpretation set forth in the Share Purchase Agreement shall apply to this Agreement, mutatis mutandis.

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Section 5.12    Purchasers.

(a)    Each Holder hereby consents, for so long as any Purchaser holds any Registrable Securities, to (i) the appointment of the Purchasers, acting together, as the attorneys-in-fact for and on behalf of such Holder and (ii) the taking by the Purchasers, acting together, of any and all actions and the making of any decisions required or permitted by, or with respect to, this Agreement and the transactions contemplated hereby, including, without limitation, (A) the exercise of the power to agree to execute any consents under this Agreement and all other documents contemplated hereby and (B) to take all actions necessary in the judgment of the Purchasers for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby.

(b)    Each Holder shall be bound by the actions taken by the Purchasers exercising the rights granted to them by this Agreement or the other documents contemplated by this Agreement, and the Company shall be entitled to rely on any such action or decision of the Purchasers.

Section 5.13    Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY: BOSTON OMAHA CORPORATION

By:
Name: Title:

PURCHASERS:

BOULDERADO BOC, LP By: Boulderado Group, LLC, its general partner

By:
Name: Alex B. Rozek Title: Manager

MAGNOLIA BOC I, LP By: The Magnolia Group, LLC, its general partner

By:
Name: Adam K. Peterson Title: Managing Member

MAGNOLIA BOC II, LP By: The Magnolia Group, LLC, its general partner

By:
Name: Adam K. Peterson Title: Managing Member

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EXHIBIT A

DEFINED TERMS

1.    The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that the Company and its subsidiaries shall not be deemed to be Affiliates of any Purchaser or any of its Affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of Omaha, Nebraska are authorized or required by law to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means any Investor holding Registrable Securities.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registration Expenses” means all (a) expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, and fees and disbursements of counsel for the Company, blue sky fees and expenses; (b) reasonable, documented out-of-pocket fees and expenses of one outside legal counsel to the Purchasers and all Holders retained in connection with registrations contemplated hereby not to exceed $35,000 for each registration statement filed hereunder; and (c) in connection with any Underwritten Offering, fifty percent (50%) of the reasonable, documented expenses of the Holders related to diligence, including fees and expenses of any auditor and one outside counsel to the Holders, not to exceed $60,000 in the aggregate; provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

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“Registrable Securities” means, as of any date of determination, any shares of the Class A Common Stock issued to the Purchasers pursuant to the Share Purchase Agreement, and any other securities issued or issuable with respect to any such shares of Class A Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

“Restricted Securities” means any Class A Common Stock required to bear the legend set forth in the Share Purchase Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders, and the fees and expenses of any auditor and any counsel to the Holders (other than such fees and expenses expressly included in Registration Expenses).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

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2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Actions	5.6(b)
Agreement	Preamble
Class A Common Stock	Recitals
Company	Preamble
Company Indemnified Parties	3.1
Effectiveness Period	1.2
Holder Indemnified Parties	3.2
Indemnified Party	3.3
Indemnifying Party	3.3
Independent Directors	5.1
Interruption Period	2.1
Investor(s)	Preamble
Losses	3.1
Offering Persons	2.1(l)
Piggyback Notice	1.8(a)
Piggyback Registration Statement	1.8(a)
Piggyback Request	1.8(a)
Purchaser(s)	Preamble
Resale Shelf Registration Statement	1.1
Share Purchase Agreement	Preamble
Shelf Offering	1.7
Subsequent Holder Notice	1.5
Subsequent Shelf Registration Statement	1.3
Take-Down Notice	1.7
Underwritten Offering	1.6(a)
Underwritten Offering Notice	1.6(a)

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ANNEX II

_________ ___, 2018

Boulderado BOC, LP (“Boulderado BOC”)
Attn: Boulderado Group LLC
292 Newbury Street, Suite 333
Boston, Massachusetts 02115
Email: abr@boulderadogroup.com

Magnolia BOC I, LP (“Magnolia BOC I”)

Attn: The Magnolia Group, LLC
1411 Harney St., Suite 200
Omaha, Nebraska 68102
Email: apeterson@the-magnolia-group.com

Ladies and Gentlemen:

This letter will confirm our agreement that, effective as of the date of this letter, Boulderado BOC and Magnolia BOC I (the “Purchasers”), in connection with the Class A Common Stock Purchase Agreement (the “Share Purchase Agreement”) of even date by and among Boston Omaha Corporation (the “Company”) and such Purchasers, among others, shall be entitled to the following contractual rights:

1.     The Company shall invite the Purchasers to send two representatives (each an “Observer” and collectively the “Observers”) to attend, in a nonvoting observer capacity, all regular, special or telephonic meetings of its Board of Directors and any committee thereof (collectively, the “Board”), whether in person or by telephone. The Company shall, concurrently with delivery (and in the same manner of delivery) to the Board, give the Observers copies of all notices, minutes, consents, presentations and other materials that the Company provides to its directors, except that the Observers may be excluded from access to that portion of any material or meeting if either (a) the Board determines, in good faith and upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel, or (b) the Board believes, in good faith, that the Observers’ access to such portion of material or attendance at such portion of the meeting would reasonably likely result in a conflict of interest for the Observers or for the Purchasers. In connection with any such exclusion from access to a portion of any material or meeting, the Company shall deliver to the Observers written notice of such determination, including a description of the matter in general terms. The Observers may attend meetings of the Board in person or telephonically, in the discretion of the Observers. If the Observers desire to attend telephonically, the Company will make reasonable accommodations to ensure that each attendee at the meeting (whether in person or telephonically) may simultaneously hear each other during the meeting. The initial Observers shall be ___________________.1   The Observers and the Purchasers shall each execute a confidentiality and non-disclosure agreement with respect to Company information, substantially in the form attached hereto as Exhibit A.

1 Note to draft: Observers to be identified prior to the Initial Closing.

1

2.     The Observers shall be entitled to consult with management of the Company on material business issues.

3.     The Purchasers and the Observers (a) agree to use the same degree of care as they use to protect their own confidential information, but in any event a reasonable level of care, to keep confidential any information obtained pursuant to this letter agreement and (b) acknowledge that they will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company, except for such information that (a) was in the public domain prior to the time it was furnished to the Purchasers and the Observers; (b) is or becomes (through no willful improper action or inaction by the Observers, the Purchasers or their respective officers, employees, managers and representatives) generally available to the public; (c) was in the Purchasers’ or Observers’ possession or known by the Purchasers and the Observers without restriction prior to receipt from the Company as evidenced in writing; (d) was rightfully disclosed to the Purchasers and the Observers by a third party without restriction; or (e) was independently developed without any use of the Company’s confidential information. The Purchasers and the Observers may share any such confidential information with their affiliates, attorneys and other advisors, provided that any such confidential information provided to or shared with their affiliates, attorneys and other advisors in connection with the rights under this letter agreement shall be subject to the confidentiality provisions set forth in this paragraph (and, if so requested by the Company, such recipients have signed a confidentiality agreement with respect to such confidential information). The Purchasers agree and understand that any breach of this Section 3 may cause substantial irreparable harm to the Company and that the Company may not have an adequate remedy at law for such breach. Therefore, the provisions of this Section 3 may be enforced in equity by specific performance, temporary restraining order and/or injunction. The Company’s rights to such equitable remedies shall be in addition to all other rights or remedies, which the Company may have under this Agreement or under applicable law.

The rights described herein shall terminate and be of no further force or effect upon: (i) the closing of a Fundamental Change (as defined on Exhibit B hereto) or (ii) at any time after the Purchasers hold less than fifty percent (50%) of the shares of Class A Common Stock purchased by the Purchasers to the Share Purchase Agreement. The rights granted to the Purchasers hereunder shall not be assignable or transferable by the Purchasers and the Observers without the consent of the Board in its sole discretion.

[Signature Page Follows]

2

Very truly yours, BOSTON OMAHA CORPORATION

By:
Name: Alex B. Rozek Title: Co-Chief Executive Officer

ACCEPTED AND AGREED: BOULDERADO BOC, LP

By:
Name: Alex B. Rozek Title: Manager

MAGNOLIA BOC I, LP By: The Magnolia Group, LLC, its general partner

By:
Name: Adam Peterson Title: Managing Member

[Signature Page to Board Observer Letter]

Exhibit A

CONFIDENTIALITY AGREEMENT

FOR BOARD OBSERVER

This Agreement is entered into effective as of _______ ___, 2018 by and between Boston Omaha Corporation, a Delaware corporation (the “Company”), and [Insert Name of Observer].

WHEREAS, Boulderado BOC, LP (“Boulderado BOC”) and Magnolia BOC I, LP (“Magnolia BOC I”, and together with Boulderado BOC, the “Purchasers”), in connection with the Class A Common Stock Purchase Agreement dated February 22, 2018 by and among the Company and the purchasers named therein, have been invited to send two representatives (each such representative, an “Observer”) to attend one or more meetings of the Board of Directors of the Company (the “Board”) in accordance with that certain letter from the Company to the Purchasers of even date (the “Rights Letter”); and

WHEREAS, the parties acknowledge the importance of protecting confidential information that the Observer may learn in connection with the Observer’s attendance at such Board meetings and/or the Observer’s access to documents made available to directors in connection with such meetings.

NOW, THEREFORE, in consideration of the covenants contained herein and the disclosure of the confidential information to the Observer, the parties agree as follows:

1.     Definition of Confidential Information. For purposes of this Agreement, “Confidential Information” means: Any information or compilation of information not generally known which the Company deems to be proprietary or confidential to the Company, including, without limitation, intellectual property rights, trade secrets, financial information and projections, software, data and information contained in or relating to research, development, business or marketing ideas, plans or proposals, existing or potential customer or vendor lists and all other customer or vendor information. Information shall be treated as Confidential Information regardless of its source, and all information the Company identifies as being “confidential” or “trade secret” shall be presumed to be Confidential Information.

2.     Covenants. The Observer shall (i) maintain the confidentiality of all Confidential Information provided, furnished or made available to him or her in connection with, or during in the course of, his or her attendance at a meeting of the Board or any committee of the Board or in any other capacity (including any meeting held by telephonic conference call) and (ii) only use such Confidential Information for purposes of (a) his or her attendance at meetings of the Board and to enable the Observer to participate at such meetings and (b) to monitor the investment in the Company made by the Purchasers. The Observer (A) will not disclose the Confidential Information to any person or entity other than the Purchasers and (i) their attorneys and other advisors, (ii) their affiliates, and (iii) the accountants, attorneys and other advisors of their affiliates; (B) will not copy any Confidential Information for any unlawful purpose; and (C) will promptly destroy or deliver to the Company at the written request of the Company all copies of documents containing Confidential Information disclosed to the Observer, whether or not such documents were prepared by the Company; provided the Observer may keep one copy for archival purposes. The obligations of nondisclosure and nonuse shall not apply to any part of the Confidential Information which the Observer can show (a) was in the public domain prior to the time it was furnished to the Observer or to the Purchasers; (b) is or becomes (through no willful improper action or inaction by the Observer or the Purchasers or their respective officers, employees, managers and representatives) generally available to the public; (c) was in the Observer’s or the Purchasers’ possession or known by the Observer of the Purchasers without restriction prior to receipt from the Company as evidenced in writing; (d) was rightfully disclosed to the Observer or the Purchasers by a third party without restriction; or (e) was independently developed without any use of the Company’s confidential information.

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3.     Right to Exclude. Subject to the Rights Letter, no right to attend or participate in any meeting of the Board is implied hereby. The Company reserves the right to exclude the Observer from all or part of any meeting of the Board and to limit access of the Observer to any information made available to members of the Board if (a) the Board determines, in good faith and upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel, or (b) the Board believes, in good faith, that the Observer’s access to such portion of material or attendance at such portion of the meeting would reasonably likely result in a conflict of interest for the Observer or for the Purchasers.

4.     Term. The Observer’s obligations under this Agreement shall expire three (3) years after the Purchasers are no longer entitled to Board observer rights under the Rights Letter.

5.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

6.     Injunctive Relief. The Observer agrees and understands that any breach hereof may cause substantial irreparable harm to the Company and that the Company may not have an adequate remedy at law for such breach. Therefore, this Agreement may be enforced in equity by specific performance, temporary restraining order and/or injunction. The Company’s rights to such equitable remedies shall be in addition to all other rights or remedies, which the Company may have under this Agreement or under applicable law.

7.     Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Confidentiality Agreement to be executed in a manner appropriate to each to be effective as of the date set forth on the first page of this Confidentiality Agreement.

OBSERVER:	BOSTON OMAHA CORPORATION

By:
Name:	Name: Title:

Exhibit B

“Fundamental Change” shall be deemed to have occurred at the time after the Initial Closing Date if any of the following occurs:

(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly-Owned Subsidiaries and the employee benefit plans of the Company and its Wholly-Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b)    the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Class A Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly-Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)    the occurrence of any “change in control” or “fundamental change” (or any similar event, however denominated) with respect to the Company under and as defined in any indenture, credit agreement or other agreement or instrument evidencing, governing the rights of the holders or otherwise relating to any indebtedness for borrowed money of the Company in an aggregate principal amount of $5,000,000 or more or any other series of preferred equity interests; or

(e)    the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or the NASDAQ Capital Market (or any of their respective successors).

Capitalized terms used in this definition but not herein defined shall have the meaning set forth in the Share Purchase Agreement.

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ANNEX III

Boston Omaha Corporation Announces Private Placement of Up to $150 Million of Class A Common Stock

February 22, 2018 7:32 PM Central Standard Time

OMAHA, Neb.--(BUSINESS WIRE)--Today Boston Omaha Corporation (NASDAQ:BOMN) (the “Company”) signed a definitive agreement for the sale of up to $150,000,000 of unregistered Class A Common Stock. All shares are being sold at $23.30, a slight premium to the closing price of $23.29 as reported by NASDAQ on February 22, 2018. 3,300,000 shares are to be issued in the initial closing expected to close in the next 10-15 days, subject to certain customary closing conditions, and the remaining 3,137,768 shares are expected to be issued following expiration of any regulatory waiting periods and the authorization by Company shareholders at a special meeting of shareholders scheduled to be held on May 4, 2018 at which the Company will propose to increase the Company’s authorized shares of Class A Common Stock from 18,838,884 to 38,838,884 shares.

Assuming all of 6,437,768 shares are sold at the initial closing and the subsequent closing, the shares acquired by the investors in this financing will represent approximately 32.6% of our outstanding Class A Common Stock.

The investment is being made by three limited partnerships, two of which are managed by The Magnolia Group, LLC as their general partner. Boulderado Group, LLC serves as the general partner of the third partnership. The shares being purchased under this private placement are in addition to both shares of Class A Common Stock and Class B Common Stock owned by different investment partnerships managed by Magnolia Group, LLC and Boulderado Group, LLC, which share ownership remains unchanged. The transaction was approved by a special committee of the Company’s Board of Directors with the advice of independent legal counsel and an independent investment banking firm which provided a fairness opinion to the special committee.

The Company has granted the investors registration rights commencing three years after the closing as well as customary piggyback registration rights.

The Company expects to use the proceeds of the stock sale for further acquisition of businesses to be owned by its wholly-owned subsidiaries, Link Media Outdoor and General Indemnity Group. In addition, the company may expand its investment in certain currently existing minority holdings in Logic Commercial Real Estate and Dream Finders Homes, as well as potential new acquisitions and other investment opportunities.

The subsequent closing contemplated by the agreement is subject to customary closing conditions, including antitrust approval, and is expected to close in May 2018.

Additional information relating to this investment may be found in the Form 8-K that will be filed by the Company with the U.S. Securities and Exchange Commission.

The Company’s Class A Common Stock sold in this offering has not been registered under the Securities Act of 1933, as amended (the “Securities Act"). Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s Class A Common Stock.

About Boston Omaha Corporation

Boston Omaha Corporation is a public company primarily engaged in several lines of business, including outdoor advertising and surety insurance, and also maintains investments in commercial real estate and residential homebuilding businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

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Contacts

Boston Omaha Corporation
Catherine Vaughan, 617-875-8911
cathy@bostonomaha.com

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